SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         /X/      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         / /      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                          GLASGAL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                          GLASGAL COMMUNICATIONS, INC.



                                                                October 24, 1997




Dear Stockholders:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Glasgal Communications, Inc., which will be held at 23 Madison Road, Fairfield, New Jersey 07512, on Wednesday, November 19, 1997, at 10:00 A.M., local time.

         Information   about  the  Annual  Meeting,   including  a  listing  and
discussion of the matters on which the Stockholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement.

         We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                            Sincerely,



                                            RALPH GLASGAL
                                            Chairman of the Board and President



YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          GLASGAL COMMUNICATIONS, INC.
                                20C COMMERCE WAY
                            TOTOWA, NEW JERSEY 07512
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  -------------
To our Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Glasgal Communications, Inc., a Delaware corporation (the "Company"), will be held at 23 Madison Road, Fairfield, New Jersey 07512, on Wednesday, November 19, 1997, at 10:00 A.M., local time for the following purposes:

         1. To elect seven (7) members to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and shall have qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Glasgal Communications, Inc." to "[ ]."

         3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy-nine million (79,000,000) shares;

         4. To approve the adoption of the Company's 1996 Senior Executive Officer Option Plan;

         5. To ratify and approve the sale of certain shares of the Company's Common Stock to Ralph Glasgal;

         6. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998; and

         7. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on September 26, 1997 will be entitled to notice of, and to vote at, the Annual Meeting.

         PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

                                By Order of the Board of Directors,


                                JAMES M. CACI
                                VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

Dated:   Totowa, New Jersey
         October 24, 1997

                          GLASGAL COMMUNICATIONS, INC.
                                20C COMMERCE WAY
                            TOTOWA, NEW JERSEY 07512

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 19, 1997

                           --------------------------

         This Proxy Statement is being furnished to the stockholders of Glasgal Communications, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 23 Madison Road, Fairfield, New Jersey 07512, on Wednesday, November 19, 1997, at 10:00 A.M., local time. At the Annual Meeting, the stockholders will be asked to
(i) elect seven (7) directors; (ii) approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Glasgal Communications, Inc." to "[ ]"; (iii) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy-nine million (79,000,000) shares; (iv) approve the adoption of the Company's 1996 Senior Executive Officer Option Plan, (v) ratify and approve the sale of certain shares of the Company's Common Stock to Ralph Glasgal; (vi) ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998; and (vii) consider and act upon such other business as may properly come before the Annual Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about October 24, 1997.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on Thursday, September 26, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 25,156,700 outstanding shares of the Company's Common Stock. Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors, (ii) for the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Glasgal Communications, Inc." to " [ ]," (iii) for the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy- nine million (79,000,000) shares, (iv) for the approval of the adoption of the Company's 1996 Senior Executive Officer Option Plan, (v) for the approval and ratification of the sale of certain shares of the Company's Common Stock to Ralph Glasgal, (vi) for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998, and (vii) for any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or by execution of a subsequent Proxy which is presented at the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Stockholders, but, if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

         All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Common Stock outstanding as of September 30, 1997, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director and nominee for election as a director, (iii) each of the executive officers named in the summary compensation table, and (iv) by all executive officers and directors of the Company as a group.

    NAME AND ADDRESS OF BENEFICIAL                AMOUNT OF SHARES
               OWNER(1)                         BENEFICIALLY OWNED(2)                  PERCENTAGE OF CLASS
----------------------------------------     ---------------------------             ------------------------

Ralph Glasgal(3)                                         4,847,020                                 19.3%

Isaac Gaon(4)                                              947,336                                  3.6%

Christopher J. Carey(5)                                  3,523,036                                 14.0%

Robert F. Gadd(6)                                          479,566                                  1.9%

James Caci(7)                                              228,667                                   *

Thomas J. Berry(8)                                          32,000                                   *

Robert H. Friedman(9)                                       63,146                                   *

David M. Milch(10)                                         352,505                                  1.4%

Joseph Salvani(11)                                          48,000                                   *

All directors and officers as a group (9
persons)(12)                                            10,384,008                                 38.3%

----------------
* Less than 1%


(1)      Unless   otherwise   indicated,   all   addresses   are   c/o   Glasgal
         Communications, Inc., 20C Commerce Way, Totowa, New Jersey 07512.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 and includes options or other rights to subscribe which are exercisable within sixty (60) days of September 30, 1997.

(3) Mr. Glasgal's beneficial ownership includes (i) 146,752 shares of Common Stock owned by Ralph Glasgal's wife and (ii) 1,003,706 shares of Common Stock owned by Direct Connect International Inc. ("DCI") which Ralph Glasgal has the right to vote pursuant to a voting agreement with DCI.

(4) Mr. Gaon's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 944,336 shares of Common Stock.

(5) Mr. Carey's beneficial ownership includes (i) 118,518 shares of Common Stock owned by Mary Carey, Mr. Carey's wife, (ii) 96,296 shares held by the Amy Carey GRAT, a trust formed for the benefit of Mr. Carey's daughter, (iii) 96,296 shares held by the Christopher Carey GRAT, a trust formed for the benefit of Mr. Carey's son, and (iv) 15,000 shares held by Plan C LLC, a limited liability company of which Mr.
         Carey is a member.

(6) Mr. Gadd's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 479,566 shares of Common Stock.

(7) Mr. Caci's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 228,667 shares of Common Stock.

(8) Mr. Berry's beneficial ownership includes options exercisable within sixty (60) days of September 30, 1997 to purchase 32,000 shares of Common Stock. Mr. Berry's address is P.O. Box 447, Lindsley Road, New Vernon, New Jersey 07976.

(9) Mr. Friedman's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 48,000 shares of Common Stock. Mr. Friedman's address is 505 Park Avenue, New York, New York 10022-1170.

(10) Dr. Milch's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 8,000 shares of Common Stock. Dr. Milch's address is 114 East 13th Street, New York, New York 10003.

(11) Mr. Salvani's beneficial ownership includes options exercisable within sixty (60) days of September 30, 1997 to purchase 48,000 shares of Common Stock. Mr. Salvani is also the Chairman of the Board of DCI but has no power to direct DCI's voting or disposition of its interest in the Company. Thus the shares of the Company's Common Stock owned by DCI are not deemed to be attributable to Mr. Salvani. Mr.
         Salvani's address is 4800 Highway A-1-A, Vero Beach, Florida 32963.

(12) Includes (i) options exercisable within sixty (60) days of September 30, 1997 to purchase an aggregate of 1,938,770 shares of Common Stock held by the directors and executive officers of the Company (excludes options granted by Mr. Glasgal to certain officers of the Company to purchase 137,268 shares of Common Stock, which have already been counted as being beneficially owned by Ralph Glasgal) and (ii) 1,003,706 shares of Common Stock owned by DCI which Ralph Glasgal has the right to vote pursuant to a voting agreement with DCI.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

         The terms of the current directors expire at the Annual Meeting and when their successors are duly elected and qualified. All nominees are currently directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

         The  names  of  the  nominees  and  certain  biographical   information
concerning each of them are set forth below:


               NAME                   AGE                          CURRENT POSITION WITH THE COMPANY
--------------------------------      --------     ----------------------------------------------------------------

Ralph Glasgal                         64           Chairman of the Board and President

Isaac J. Gaon                         48           Director and Chief Executive Officer

Christopher J. Carey                  45           Director, President and Chief Executive Officer of Datatec
                                                   Industries Inc.

Thomas J. Berry                       72           Director

Robert H. Friedman                    44           Director

David M. Milch                        42           Director

Joseph M. Salvani                     40           Director


         RALPH GLASGAL, Director, Chairman of the Board and President, founded the Company in 1975 as a distributor of data communications equipment and services. Mr. Glasgal has announced that he will retire as Chairman of the Board and President concurrently with the Annual Meeting.

         ISAAC J. GAON, Chief Executive Officer and Director, joined the Company in April 1992. Effective with Mr. Glasgal's resignation as Chairman of the Board of the Company, the Board has elected Mr. Gaon to fill this position. He served as Chief Financial Officer from April 1992 until October 1994. From September 1987 to December 1991, Mr. Gaon, a chartered accountant, served as President and Chief Executive Officer of Toronto-based NRG, Inc., (a subsidiary of Gestetner International) an office equipment supplier, and in several senior management roles within Gestetner Canada and Gestetner USA.

         CHRISTOPHER J. CAREY, Director since November 1, 1996, is Chief Executive Officer, President and founder of Datatec Industries Inc. Mr. Carey founded Datatec Industries Inc. in 1976 and has served as its President and Chief Executive Officer since that time. Effective with Mr. Glasgal's resignation as President of the Company, the Board has elected Mr. Carey to fill this position.

         THOMAS J. BERRY, Director since July 1995, is currently retired. Mr. Berry was an executive with the U.S. Postal Service from November 1986 to December 1992, serving as executive assistant to the Postmaster General. Prior to that time and until November 1986, Mr. Berry held various executive positions at AT&T. Mr. Berry is a director of Computer Horizons Corp., a company which provides information technology services, including professional staffing, and other technology-based solutions to informational problems.

         ROBERT H. FRIEDMAN, Director since August 1994, has been a partner with Olshan Grundman Frome & Rosenzweig LLP, a New York City law firm, since August 1992. Prior to that time and since September 1983 he was associated with Cahill Gordon & Reindel, also a New York City law firm. Mr. Friedman specializes in corporate and securities law matters.

         DR. DAVID M. MILCH, Director since October 3, 1996, has been a principal of Bermil Industries Corporation, a closely held diversified company involved in the manufacture, sale, financing, and distribution of capital equipment, and in real estate development, which is owned by the Milch family, since 1983.

         JOSEPH M. SALVANI, Director since August 1994, has been the President of Salvani Investments, Inc., an investment and consulting firm that is a consultant to Brookehill Equities, Inc. since 1991. Mr. Salvani was a registered broker with Brookehill Equities, Inc. from March 1991 to July 1992. From July 1989 through 1991, he was a founder, general partner and Hedge Fund Manager of EGS Associates, LP, a private investment limited partnership. He served as a general partner of Steinhardt Partners from October 1986 until April 1989 and as a general partner of Institutional Partners, LP from January 1987 to April 1989. Mr. Salvani is Chairman of the Board of Directors and Chief Executive Officer of Direct Connect International Inc. ("DCI"), and a director of Medicis Pharmaceutical, Inc., a pharmaceutical company.

REQUIRED VOTE

         Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended April 30, 1997 ("Fiscal 1997"), the Company's Board of Directors formally met on seven occasions. Each of the directors attended (or participated by telephone) more than 75% of such meetings of the Board of Directors and Committees on which he served during Fiscal 1997. During Fiscal 1997, the Board of Directors also acted by unanimous written consent in lieu of a meeting on six occasions. The Board of Directors has no committees other than the Compensation Committee, the Nominating Committee and the Audit Committee.

         The Company's Compensation Committee which is comprised of Thomas J. Berry, Robert H. Friedman and Joseph Salvani reviews and approves the compensation of the Company's executive officers and administers and interprets the Company's stock option plans. The Compensation Committee met or took action on one occasion during Fiscal 1997.

         The Nominating Committee of the Company's Board of Directors is comprised of Christopher Carey, Isaac Gaon and David M. Milch. The purpose of this Committee is to select and nominate Directors for elections at the

Company's  annual  meetings  of  stockholders.   The  Nominating  Committee  was
established on January 16, 1997 and did not meet or take action during Fiscal 1997.

         The Company's Board of Directors established an Audit Committee on September 29, 1997, which is comprised of Thomas J. Berry, Robert H. Friedman and Joseph M. Salvani. The Audit Committee recommends the Company's independent auditors, reviews the scope of their engagement, consults with the auditors, reviews the results of their examination, acts as liaison between the Board of Directors and the auditors and reviews various Company policies, including those relating to accounting and internal controls.

         The officers of the Company are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders. There are no family relationships between any directors and executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Each of the following persons failed to file on a timely basis one report for a single transaction required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), during Fiscal 1997: James Caci and Isaac Gaon. Christopher Carey failed to file on a timely basis two reports covering five transactions required by Section 16(a) of the Exchange Act during Fiscal 1997. Ralph Glasgal failed to file on a timely basis four reports covering twenty-nine transactions required by Section 16(a) of the Exchange Act during Fiscal 1997. Each of the transactions for the above named individuals were subsequently reported to the Commission on a Form 4.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information for the fiscal years ended April 30, 1995, 1996 and 1997 with respect to annual and long-term compensation for services in all capacities to the Company of (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company at April 30, 1997 who received compensation of at least $100,000 during Fiscal 1997 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION (1)                     LONG-TERM COMPENSATION
                                                          -----------------------                     ----------------------
                                                                                                     AWARDS           PAYOUTS
                                                                                                     ------           -------
                                                                                                     STOCK           LONG-TERM
                                                                                                    OPTIONS          INCENTIVE
             NAME AND POSITION                YEAR                    SALARY        BONUS           (SHARES)         PAYMENTS
             -----------------                ----                    ------        -----           --------         --------

Ralph Glasgal                                 1997                   $250,000         --                     --         --
         Chairman of the Board and            1996                    250,000      $74,800                   --         --
         President                            1995(2)                  26,700         --                     --         --

Isaac J. Gaon                                 1997                   $250,000         --                350,000         --
         Chief Executive Officer              1996                    204,800         --                108,821         --
                                              1995                    192,300         --                 90,000         --

Christopher J. Carey                          1997                   $345,000      $95,000              120,353         --
         President and Chief Executive        1996                    416,000         --                     --         --
         Officer - Datatec Industries Inc.    1995                    416,000         --                     --         --

Robert F. Gadd                                1997                   $155,000         --                     --         --
         Senior Vice President and            1996                    136,433      $22,500              103,985         --
         Chief Technology Officer             1995                    113,900         --                 60,000         --

James M. Caci                                 1997                   $128,100         --                175,000         --
         Vice President-Finance, Chief        1996                    100,000         --                 43,528         --
         Financial Officer, Treasurer,        1995(3)                  40,000         --                 52,000         --
         Secretary

(1) The value of personal benefits for executive officers of the Company during Fiscal 1997 that might be attributable to management as executive fringe benefits such as automobiles and club dues cannot be specifically or precisely determined; however, it would not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any individual named above.
(2) During fiscal 1995 Mr. Glasgal spent the majority of his time pursuing interests outside of the Company. Mr. Glasgal may also receive a bonus at the discretion of, and to be determined by, the Board of Directors. Mr. Glasgal has announced that he will retire as Chairman of the Board and President of the Company concurrently with the Annual Meeting.
(3) Mr. Caci joined the Company on October 31, 1994, therefore, the salary for fiscal 1995 represents six months.

OPTION GRANTS TABLE

         The following table sets forth certain information regarding stock option grants made to each of the Named Officers during the fiscal year ended April 30, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                  INDIVIDUAL GRANTS                                 ASSUMED RATES OF ANNUAL
                                                  -----------------                                   RATES OF STOCK PRICE
                                                                                                  APPRECIATION FOR OPTION (1)
                                                                                                  ---------------------------

                            SHARES OF
                          COMMON STOCK       PERCENT OF TOTAL
                           UNDERLYING        OPTIONS GRANTED      EXERCISE OR
                             OPTIONS         TO EMPLOYEES IN       BASE PRICE
        NAME                 GRANTED          FISCAL YEAR(%)         ($/SH)         EXPIRATION DATE       5%              10%
        ----                 -------          --------------         ------         ---------------       --              ---

Ralph Glasgal                       --                   --               --            --                 --             --
Isaac J. Gaon                  350,000                15.1%            $5.25         10/31/06           $1,155,594     $2,928,502
Christopher Carey              120,353                 5.2%             3.19         04/15/07           241,260           611,400
Robert F. Gadd                      --                   --               --            --                 --             --
James M. Caci                  175,000                 7.5%             5.25         10/31/06           577,797       1,464,251


 (1) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation on the Company's Common Stock over the term of the option. These numbers do not take into account provisions providing for termination of the option following termination of employment, nontransferability or difference in vesting periods.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES TABLE

         No stock options were exercised by the Named Officers during the fiscal year ended April 30, 1997. None of the Named Officers has held or exercised separate SARs. The following table sets forth certain information regarding unexercised options held by each of the Named Officers at April 30, 1997.


                                Number of Securities Underlying
                               Unexercised Options Held at Fiscal               Value of Unexercised In-The-Money
                                          Year-End(#)                            Options at Fiscal Year-End($)(1)
                          --------------------------------------------      ------------------------------------------

NAME                          Exercisable             Unexercisable           Exercisable             UNEXERCISABLE
----                          -----------             -------------           -----------             -------------

Ralph Glasgal                          --                      --                    --                        --
Isaac J. Gaon                     708,185                 335,881            $1,744,300                   $94,460
Christopher Carey                      --                 120,353                    --                     7,221
Robert Gadd                       371,809                  89,323             1,060,706                    72,929
James M. Caci                     128,843                 145,685               110,892                    13,784



(1) Represents the total gain that would be realized if all in-the-money options held at April 30, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the $3.25 per share, which was the closing bid price per share of the Company's Common Stock on April 30, 1997. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

DIRECTORS COMPENSATION

         Each director who is not an employee of the Company receives a fee of $1,000 per meeting attended. The members of the Board are also eligible for reimbursement of their reasonable expenses incurred in connection with attendance of Board meetings.

EMPLOYMENT AGREEMENTS

         The Company entered into a Employment Agreement dated as of December 31, 1996 with Ralph Glasgal under which Mr. Glasgal serves as the Company's Chairman of the Board and President for a term ending on October 31, 1997 or at such earlier date upon 6 months written notice. The agreement provides for a base salary of $250,000, which is reviewed annually by the Compensation Committee. In the event of early termination by the Company without "Cause" (as defined in the agreement), Mr. Glasgal will be entitled to an amount equal to six months salary, together with bonuses earned as of the date of such termination. Mr. Glasgal has announced that he will retire as Chairman of the Board and President of the Company concurrently with the Annual Meeting.

         Isaac Gaon is employed as the Chief Executive Officer of Glasgal pursuant to an employment agreement dated as of October 31, 1996, for a term ending on October 31, 1999. The agreement provides for an initial base salary of $250,000 which is reviewed annually by the Compensation Committee and incentive compensation based on the Company's Projected EBIT (as defined in the agreement). In the event of his disability, Mr. Gaon is to receive the full amount of his base salary for six months. Upon a Change of Control of the Company (as defined in the agreement) that results in Mr. Gaon's removal from the Company's Board of Directors, a significant change in the conditions of his employment or other breach of the agreement, he is to receive liquidated damages equal to 2.99 times the "base amount," as defined in the United States Internal Revenue Code of 1986, as amended (the "Code"), of his compensation. Upon early termination by the Company without Cause (as defined in the agreement), or by Mr. Gaon with "Good Reason" (as defined in the agreement), the Company is required to pay Mr. Gaon the remainder of the salary owed him through October 31, 1999, but in no event shall such payment be less than $500,000. Additionally, Mr. Gaon will be entitled to undistributed bonus payments, as well as pro-rata unused vacation time payments. In addition, following a Change of Control, termination by the Company without Cause, or termination by Mr. Gaon for Good Reason, the Company is obligated to purchase all Mr. Gaon's stock options, whether exercisable or not, for a price equal to the difference between the fair market value of the Common Stock on the date of termination and the exercise price of such options.

         The Company entered into a Employment and Non-Competition Agreement dated as of November 1, 1996 with Christopher J. Carey under which Mr. Carey serves as the President and Chief Executive Officer of Datatec Industries Inc. for a term ending on October 31, 1999. The agreement provides for an initial base salary of $250,000, which is reviewed annually by the Compensation Committee and non-discretionary incentive compensation based on the Company's achievement of net income goals. The agreement contains covenants restricting Mr. Carey's ability to engage in activities competitive with those of the Company for a period ending three years after his termination. In addition, upon termination without "Cause" (as defined in the agreement), Mr. Carey is entitled to receive his salary as of the time of termination, plus bonuses as provided for in the agreement, until October 31, 1999. If he is totally disabled, Mr. Carey is entitled to receive a pro-rated bonus.

         The Company entered into a Employment Agreement dated as of December 31, 1996, with Robert Gadd on terms substantially similar to those of Isaac Gaon's employment agreement for a term ending on December 31, 1999. Mr. Gadd's agreement provides for his employment by the Company as its Senior Vice
President at an initial base salary of $155,000 annually, and in the case of early termination, his accelerated payment is in no case to be below $200,000.

         Effective as of October 31, 1996, the Company entered into an employment agreement with James Caci on terms substantially similar to those of Isaac Gaon's employment agreement for a term ending on October 31, 1999. Mr. Caci's agreement provides for his employment by the Company as its Chief Financial Officer and Vice President--Finance and Secretary at an initial base salary of $150,000 annually, and in case of early termination, his accelerated salary payment is in no case to be below $300,000.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Salvani, a member of the Compensation Committee of the Board of Directors, is the Chairman of the Board of Direct Connect International, Inc. ("DCI"), a stockholder of the Company. DCI has entered into certain arrangements with the Company regarding equity investments by DCI in the Company. See "Certain Transactions."

                          GLASGAL COMMUNICATIONS, INC.
                      REPORT OF THE COMPENSATION COMMITTEE

GENERAL

         The Board of Directors created the Compensation Committee in 1994. Since July 1995, the Compensation Committee has consisted of Robert H. Friedman, Joseph M. Salvani and Thomas J. Berry.

         The Compensation Committee's duties include: making recommendations (for Board approval) on compensation actions involving the Company's President and Chief Executive Officer, including but not limited to salary actions, incentive bonus determinations and terms of employment; approving incentive bonus determinations and terms of employment for executive officers other than the President and Chief Executive Officer and for other key employees and agents; reviewing salary actions (approved by the Chief Executive Officer) regarding executive officers other than the President and Chief Executive Officer and regarding other key employees and agents; making recommendations on compensation and benefit plans requiring Board and/or stockholder approval; and such other duties as the Board of Directors may assign to it from time to time. The Compensation Committee also currently administers the Company's stock option plans.

PHILOSOPHY OF EXECUTIVE COMPENSATION

         In  reaching  its  decisions  regarding  executive  compensation,   the
Compensation Committee was guided by the following philosophy.

         o Total cash compensation levels (salary plus annual bonus) should be set at levels consistent with competitive practice at other open systems computer integration companies of similar size.

         o Performance objectives, used to determine incentive bonuses, should be explained and confirmed in advance.

         o Stock based incentives should be sufficient to promote alignment of interests between executives and stockholders, while ensuring that stockholders must benefit before executives do.

         o Employment security arrangements should provide competitive benefits while encouraging executives to make decisions that will maximize long-term stockholder value.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m). However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

COMPENSATION PROGRAMS FOR EXECUTIVE OFFICERS

         This section describes the compensation programs for executive officers that were in effect in Fiscal 1997 and the programs approved by the Compensation Committee for the 1998 fiscal year. It also details specific Compensation Committee decisions involving Mr. Glasgal and Mr. Gaon.

BASE SALARY

         Base salary levels are primarily a function of competitive practice at other companies for positions of similar scope and responsibility. Other factors that influence base salary levels include the incumbent's tenure with the Company, individual performance, potential earnings from comparable outside positions and the performance of the Company.

         Mr. Glasgal's base salary during Fiscal 1997 was $250,000 and reflects a competitive salary for his position for similarly sized companies. Mr. Glasgal has indicated that he intends to resign as Chairman of the Board and President of the Company following the Annual Meeting. Mr. Gaon's base salary for Fiscal 1997 was $250,000, which also reflects a competitive salary for his position for similarly sized companies.

INCENTIVE BONUS PROGRAM

         The Compensation Committee considers cash performance bonuses to its executives in accordance with the following terms: competitive practice at other companies for positions of similar scope and responsibility; overall performance of the Company; individual performance of the executive; and transactions effected for the benefit of the Company which are outside the ordinary business and directly accomplished through the efforts of the executive. During Fiscal 1997, the Compensation Committee considered the above factors and awarded the Named Executives aggregate bonuses of $95,000. Messrs. Gaon and Glasgal did not receive any bonuses during Fiscal 1997.

STOCK OPTION PROGRAM

         During Fiscal 1997, an aggregate of 525,000 shares were granted to Named Executives under the Company's 1990 Stock Option Plan (the "1990 Option Plan") and 1996 Senior Executive Officer Stock Option Plan (the "Executive Option Plan"), which included 350,000 options granted to Mr. Gaon. Such grants under the 1990 Option Plan and Executive Option Plan are made to provide incentives to executive officers to contribute to corporate growth and profitability and are based on the Compensation Committee's judgment of an employee's contribution to the success of the Company's operations.

EMPLOYMENT AGREEMENTS

         On December 31, 1996 and October 31, 1996, the Company entered into employment agreements with Ralph Glasgal and Isaac Gaon, respectively. See "Executive Compensation - Employment Agreements." The objective of these agreements are two-fold:

         o        To ensure the Company of  consistency  of  leadership  and the
                  retention  of  a  qualified   President  and  Chief  Executive
                  Officer.

         o To foster a spirit of employment security to Mr. Glasgal and Mr. Gaon, thereby encouraging decisions that will benefit long-term stockholders.


         Compensation Committee:  Robert H. Friedman;  Joseph M. Salvani; Thomas
J. Berry.

PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Nasdaq Market Index and an index of peer companies in the open systems computer integration business selected by the Company over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Market Index and the peer group on December 10, 1992, and reinvestment of all dividends). On May 2, 1994, Glasgal Communications, Inc., a New Jersey corporation, merged with and into Sellectek Incorporated, a California corporation. The surviving entity, Sellectek Incorporated, changed its name to Glasgal Communications, Inc. Stockholders' returns set forth in the graph below for periods prior to May 3, 1994 reflect that of Sellectek, which had no ongoing business operations.

         The Company has selected the following networking and system integrator companies in its peer group, (i) Data Systems Network, (ii) Dataflex Corp. and
(iii) Micros-to-Mainframes Inc.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                                                    FISCAL YEAR ENDING
                             --------------------------------------------------------------

COMPANY                        1992      1993       1994       1995       1996       1997
-------                        ----      ----       ----       ----       ----       ----

Glasgal Communications          100      79.13      28.13      10.63      37.51       16.25
Peer Group                      100      80.77     107.69     130.74      73.53      117.13
Broad Market                    100     113.21     127.07     138.75     193.68      206.45

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 1997, the Company borrowed $1,000,000 from Ralph Glasgal. The loan amount available to the Company for borrowing was subject to the availability of funds in Mr. Glasgal's stock margin account with an investment banking firm. The promissory note representing such indebtedness accrued interest at the rate equal to 9.5% which was payable monthly. The loan was repaid in full in February 1997.

         In January 1997, pursuant to a prior agreement between the Company, Datatec Industries Inc's previous lender and Plan C LLC, an affiliated company of Christopher Carey, Plan C LLC loaned the Company approximately $1,660,000. The loan bears interest at 12.5% per annum with interest payable monthly. The principal balance of the loan is due in January 1999. In consideration for subordinating this loan to the Company's credit facility, the affiliated company was granted options to purchase 30,000 shares of Common Stock at an exercise price of $4.00 per share, which was the fair market value of the Common Stock at that time.

         During the year ended April 30, 1997, the Company loaned $125,000 to Ralph Glasgal, which bears interest at 6% per annum. This loan matures on December 31, 1999.

         During the year ended April 30, 1997, the Company loaned $160,000 to Robert Gadd and $50,000 to James Caci. These loans bear interest at 8% per annum. The loans may be repaid with the proceeds from the future exercise of stock options of these officers. In addition, the Company's sole recourse upon any default of these loans is limited to its security interest in certain options currently held by such officers. All of these loans mature on December 31, 1999.

         In June 1997, Ralph Glasgal purchased 160,000 shares of the Company's Common Stock from the Company, in a private placement offering, for $620,000, a per share purchase price of $3.875. See "Proposal 5 -- Sale of Stock to Ralph Glasgal."

         In July 1997, Direct Connect International, Inc. ("DCI") purchased 480,000 shares of the Company's Common Stock in private placement offerings, for an aggregate purchase price of $1,856,250. In addition, the Company terminated a prior obligation of DCI to transfer to the Company, at a price of $3.00 per share, 200,000 shares of the Company's Common Stock and increased a conditional right of DCI to purchase shares of the Company's Common Stock at approximately $6.54 per share from 668,620 shares to 1,207,239 shares. The conditional right to purchase shares of the Company's Common Stock was originally granted to DCI pursuant to a stock purchase agreement that was entered into in January 1994 (the "1994 Agreement"). DCI's ability to exercise this right has been suspended until the Company amends its charter to increase its authorized Common Stock, and such right is subject to the terms and conditions in the 1994 Agreement, including the receipt by DCI of proceeds from the exercise of outstanding DCI warrants. Joseph Salvani, a director of the Company, is also Chairman of the Board of DCI.

         Mr. Robert H. Friedman, a Director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                   PROPOSAL 2

                        CHANGING THE NAME OF THE COMPANY

         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to change the Company's name from Glasgal Communications, Inc. to [" " ]. If approved by the stockholders, Article One of the Company's Certificate of Incorporation would be amended to provide as follows:

                  "First:  The name of the corporation is:  [             ]."

         In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company resulting from the October 1996 acquisition of Datatec Industries Inc., a provider of configuration, integration, and deployment services. In addition, the Company discontinued its data communications equipment distribution business in June 1997. These transactions were part of a strategic corporate program to refocus the Company's business operations into areas with higher growth potential.

         If this amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

DISSENTERS' RIGHTS

         Pursuant to the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME.

                                   PROPOSAL 3

                        INCREASE AUTHORIZED CAPITAL STOCK

         On September 29, 1997, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy-nine million (79,000,000) shares, of which seventy-five million (75,000,000) shares would be designated as Common Stock and four million (4,000,000) shares would be designated as Preferred Stock. The stockholders are being asked to approve this proposed amendment. The shares of the Company's Common Stock, including the additional shares proposed for authorization do not have preemptive or similar rights. If approved by the stockholders, the first sentence of Article Five of the Company's Certificate of Incorporation would be amended to provide as follows:

                  "Fifth: The corporation is authorized to issue 79,000,000 shares, 75,000,000 of which are designated "Common Stock," $.001 par value, and 4,000,000 of which are designated "Preferred Stock," $.001 par value."

         The Company is currently authorized to issue thirty-eight million (38,000,000) shares of capital stock, of which thirty-four million (34,000,000) shares are designated as Common Stock and four million (4,000,000) shares are designated as Preferred Stock. As of September 26, 1997, 25,156,700 shares of Common Stock were issued and outstanding, and approximately 8,831,207 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants and convertible notes. As of September 26, 1997, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock.

         The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors without further stockholder action, except as may be required under applicable law or exchange regulations. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into collaborative arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitation of broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options.

         In July 1997, Direct Connect International Inc. ("DCI") authorized the Company to release certain shares of its reserved but unissued shares of Common Stock which were issuable upon DCI's exercise of a conditional right to purchase up to 1,207,239 shares of the Company's Common Stock. The Company's obligation to issue such shares to DCI has been temporarily suspended until its charter is amended to increase its authorized Common Stock. The Company has agreed to submit the proposal to its Stockholders for approval at the Annual Meeting.

         Other than shares which may be issued to DCI, the Company has no commitments, undertakings or agreements for the issuance or use of the proposed additional shares of Common Stock, although it will continue to monitor market conditions in order to determine the advisability of such action. The Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until specific needs for such shares arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.

DISSENTERS' RIGHTS

         Pursuant to the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE ITS AUTHORIZED CAPITAL STOCK.

                                   PROPOSAL 4

            APPROVAL OF THE 1996 SENIOR EXECUTIVE OFFICER OPTION PLAN

         The Board of Directors has approved for submission to a vote of stockholders a proposal to approve the 1996 Senior Executive Officer Option Plan (the "1996 Plan") set forth in Appendix A to this proxy statement. The following discussion of the 1996 Plan is qualified in its entirety by reference to Appendix A.

         The purpose of the 1996 Plan is to provide additional incentive to the senior officers of the Company who are primarily responsible for the management and growth of the Company, in order to strengthen their desire to remain in the employ or retention of the Company and to stimulate their efforts on behalf of the Company, and to retain and attract to the employ of the Company persons of competence. The 1996 Plan provides for the grant of "nonqualified stock options" to any senior officer of the Company or its subsidiaries.

ADMINISTRATION

         The Stock Option Committee (the "Committee"), composed of two or more non-management directors that are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), administers the granting of stock options to senior officers of the Company under the 1996 Plan.

COMMON STOCK SUBJECT TO THE 1996 PLAN

         The 1996 Plan currently authorizes the issuance of a maximum of 560,000 shares of Common Stock. The maximum number of shares that may be subject to options granted under the 1996 Plan to any individual in any calendar year may not exceed 350,000 and the method of counting such shares shall conform to any requirements applicable to "performance-based" compensation under Section 162(m) of the Code. It is intended that compensation realized upon the exercise of an option granted under the 1996 Plan will therefore be regarded as "performance-based" under Section 162(m) of the Code and that such compensation may be deductible without regard to the limits of Section 162(m) of the Code. See "-- Performance Based Compensation." If any option under the 1996 Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the 1996 Plan.

         Options to purchase 535,000 shares were previously granted under the 1996 Plan on May 30, 1997 are subject to approval of such plan by the stockholders. The 1996 Plan will become effective upon such approval.

EXERCISE PRICE AND TERM

         The option price per share applicable to options granted under the 1996 Plan shall be determined by the Committee, but shall not be less than 80% of the fair market value on the date such option is granted. If an option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers is intended to qualify as "performance-based" compensation under Section 162(m) of the Code, the exercise price of such option shall not be less than 100% of the fair market value on the date such option is granted. The Committee shall fix the term of each option, provided that the maximum length of the term of each option granted under the 1996 Plan shall be 10 years.

PERFORMANCE-BASED COMPENSATION

         Section 162(m) of the Code, in general, disallows the Company a federal income tax deduction for total remuneration in excess of $1 million paid to the Company's Chief Executive Officer or to any of the Company's four most highly compensated officers other than the Chief Executive Officer in any one year. However, Section 162(m) exempts "performance-based" compensation, such as stock option based compensation, if it is awarded under a stockholder-approved plan that meets certain requirements. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as "performance-based" compensation, provided that (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a compensation committee comprised solely of "outside directors," and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant. Accordingly, the 1996 Plan provides that the maximum number of shares that may be subject to options thereunder to any individual in any calendar year shall not exceed 350,000. It is intended that compensation realized upon the exercise of an option granted under the 1996 Plan to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers will therefore be regarded as "performance-based" under Section 162(m) of the Code and that such compensation may be deductible without regard to the limits of
Section 162(m) of the Code.

CHANGE IN CONTROL

         In the event of a change in control of the Company, new option rights may be substituted for the option rights granted under the 1996 Plan, or the Company's duties as to options outstanding under the 1996 Plan may be assumed, by the successor to the Company. In the event that new option rights are not substituted, or are not substantially equivalent to, the option rights granted under the 1996 Plan, or are not assumed, the option rights granted under the 1996 Plan shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, in which the Company will not be a surviving entity or (iii) upon a transfer of all or substantially all of the assets of the Company or more than 80% of the outstanding shares of Common Stock; PROVIDED, HOWEVER, that each option holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, sale of all or substantially all assets, separation, reorganization or similar occurrence, to exercise any unexpired option rights granted thereunder whether or not then exercisable.

RESALE OF SHARES.

         Generally, the 1996 Plan does not impose any restrictions on the resale of shares of Common Stock purchased thereunder. Furthermore, the Company has a Form S-8 Registration Statement on file with the SEC, which satisfies most federal securities laws requirements with respect to the resale of such shares. However, the shares may be subject to resale restrictions imposed by state securities laws. In addition, participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the 1996 Plan unless such resales are described in a separate prospectus (or, in certain instances, registered in a separate registration statement) or be effected in accordance with Rule 144 or another available exemption under the 1933 Act.

FEDERAL INCOME TAX CONSEQUENCES

         Upon exercise of a non-qualified stock option granted under the 1996 Plan, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price of such Common Stock. That amount will increase the optionee's basis in the Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the Common Stock, the optionee will recognize short term or long term gain or loss depending upon his holding period for the Common Stock and upon the subsequent appreciation or depreciation in the market value of the Common Stock. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, is required to approve the 1996 Plan. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1996 SENIOR EXECUTIVE OFFICER PLAN.

                                   PROPOSAL 5

                         SALE OF STOCK TO RALPH GLASGAL

         On June 30, 1997, the Company sold to Ralph Glasgal, President and Chairman of the Board of the Company, 160,000 shares of Common Stock (the "Shares") at a cash purchase price of $3.875 per share or an aggregate purchase price of $620,000. The closing bid price on that date as reported by the Nasdaq Small-Cap market was $4.00. At the request of the Company, Mr. Glasgal agreed to purchase the Shares in order to provide the Company with additional capital. The proceeds from the sale of the Shares was used to repay borrowings under the Company's line of credit. The issuance of the Shares to Mr. Glasgal was not registered under the Securities Act of 1933, as amended, pursuant to a private placement exemption from registration. In accordance with the agreement pursuant to which the shares were sold, the Company has registered the resale of the Shares by Mr. Glasgal to the public pursuant to a registration statement which was declared effective by the Securities and Exchange Commission on September 17, 1997.

         Whether or not the required ratification and approval of the Company's stockholders is obtained hereby, the sale of the Shares to Mr. Glasgal will remain intact. The ratification and approval of stockholders is being solicited to satisfy a condition of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides an exemption from certain provisions of Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act provides, among other things, that any so-called "short-swing profits," that is, a profit realized by an officer, director or owner of ten percent or more of the outstanding securities of the issuer on a purchase and sale of stock within a six-month period, are recoverable by the issuer. Therefore, any sale by Mr. Glasgal within six months of his purchase of the Shares could be subject to "short-swing" profit liability unless the purchase was exempted.

         Recently, the Securities and Exchange Commission revised the rules relating to "short-swing" trading to exempt a purchase by an officer or director directly from the Company if it is (i) approved in advance by the Board of Directors or the stockholders or (ii) ratified afterwards by the stockholders. This exemption recognizes that the strict liability provisions of Section 16 are directed primarily at market transactions and not necessarily purchases directly from the Company.

         The Company's immediate need for additional capital did not allow for advance approval of Mr. Glasgal's stock purchase. The Board of Directors of the Company believes that Mr. Glasgal should be permitted to take advantage of the recent amendment to Rule 16b-3 and that he should not be penalized for his willingness to assist the Company at such a critical juncture. Therefore, the Board believes that it is in the best interests of the Company that the stockholders ratify Mr. Glasgal's purchase to provide him flexibility in his future financial planning.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, is required to approve and ratify the sale of shares to Mr. Glasgal. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY (WITH RALPH GLASGAL ABSTAINING) RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SALE OF SHARES OF COMMON STOCK TO MR. GLASGAL.

                                   PROPOSAL 6

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Arthur Andersen LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

                              STOCKHOLDER PROPOSALS

         Stockholder  proposals  intended  to be  presented  at the 1998  Annual
Meeting must be received by the Company for inclusion in the 1998 Proxy Statement no later than June 26, 1998.

                                  ANNUAL REPORT

         All stockholders of record as of Thursday, September 26, 1997, have been sent, or are concurrently herewith being sent, a copy of the Company's
Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 1997. Such report contains certified consolidated statements of the Company and its subsidiaries for the fiscal year ended April 30, 1997.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                          By Order of the Board of Directors,


                                          JAMES M. CACI
                                          Chief Financial Officer,
                                          Secretary and Treasurer

October 24, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          GLASGAL COMMUNICATIONS, INC.

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 19, 1997

         The undersigned, a stockholder of Glasgal Communications, Inc., a Delaware corporation (the "Company"), does hereby appoint Ralph Glasgal and Isaac Gaon and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at 23 Madison Road, Fairfield, New Jersey 07512, on Wednesday, November 19, 1997 at 10:00 A.M., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes:

         1.       ELECTION OF DIRECTORS:

                  The election of the following directors:  Ralph Glasgal, Isaac
                  J. Gaon, Christopher J. Carey, Thomas J. Berry, Robert H. Friedman, David M. Milch and Joseph M. Salvani to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

                                                       TO WITHHOLD AUTHORITY
                                                       TO VOTE FOR ANY
                                                       NOMINEE(S),
                                                       PRINT NAME(S) BELOW
                  FOR ___  WITHHELD  ___

                                                       ------------------------

         2.       AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                  CHANGING THE COMPANY'S NAME TO "                   ":

                  ________  FOR     _____ AGAINST     _____  ABSTAIN

         3. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED STOCK OF THE COMPANY:

                  ________  FOR     _____ AGAINST     _____  ABSTAIN

         4.       APPROVAL OF ADOPTION OF 1996 SENIOR  EXECUTIVE  OFFICER OPTION
                  PLAN:

                  ________  FOR     _____ AGAINST     _____  ABSTAIN

         5.       RATIFICATION OF SALE OF STOCK TO RALPH GLASGAL:

                  ________  FOR     _____ AGAINST     _____  ABSTAIN

         6.       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

                  ________  FOR     _____ AGAINST     _____  ABSTAIN

         7.       DISCRETIONARY AUTHORITY.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY'S NAME, TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED STOCK OF THE COMPANY, TO APPROVE THE ADOPTION OF THE 1996 SENIOR EXECUTIVE OFFICER OPTION PLAN, TO APPROVE AND RATIFY THE SALE OF CERTAIN SHARES OF COMMON STOCK TO RALPH GLASGAL, TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

Dated _______________________, 1997

_____________________________ (L.S.)

_____________________________ (L.S.)
                  Signature(s)

NOTE:  YOUR  SIGNATURE  SHOULD APPEAR THE SAME AS YOUR NAME APPEARS  HEREON.  IN
SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN A PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED BY AN AUTHORIZED OFFICER AND THE CORPORATE SEAL AFFIXED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX A
                          GLASGAL COMMUNICATIONS, INC.

                    1996 SENIOR EXECUTIVE OFFICER OPTION PLAN

                             Dated October 31, 1996

                  1. PURPOSE. This 1996 Senior Executive Officer Stock Option Plan (the "Plan") is established as a compensatory plan to attract, retain and provide equity incentives to senior executive officers of Glasgal Communications, Inc. (the "Company") or any Subsidiary or Affiliate of the Company to promote the financial success of the Company. Capitalized terms not previously defined herein are defined in Section 16 of the Plan.

                  The Plan is intended to provide participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder.

                  2. SHARES. The shares of stock that may be purchased upon exercise of Options granted under the Plan (the "Shares") are shares of the common stock, $.001 par value (the "Common Stock") of the Company.

                  3. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under the Plan shall not exceed 560,000 in total subject to adjustment as provided in the Plan. The maximum number of Shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed 350,000, and the method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under the Plan.

                  4. ELIGIBILITY. Options may be granted to senior executive officers of the Company or any Subsidiary or Affiliate of the Company. The Company's Board of Directors (the "Board of Directors") or any committee thereof designated by the Board of Directors shall administer the Plan (the "Plan Committee") in its sole discretion and shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under the Plan. Each member of the Plan Committee shall be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as it may from time to time be amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and shall also be an "outside director" under
Section 162(m) of the Code.

                  5. TERMS AND CONDITIONS OF OPTIONS. The Plan Committee shall determine the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                           5.1      FORM OF OPTION GRANT.  Each Option granted
under the Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Plan Committee shall from time to time approve.

                           5.2      DATE  OF  GRANT.  The  date of  grant  of an
Option shall be the date on which the Plan Committee makes the determination to grant such Option unless otherwise specified by the Plan Committee. The Grant representing the Option will be delivered to the Optionee with a copy of the Plan within a reasonable time after the date of grant.

                           5.3      EXERCISE  PRICE.  The  exercise  price of an
Option shall be determined by the Plan Committee at the time of grant.

                           5.4      EXERCISE    PERIOD.    Options    shall   be
exercisable within the times or upon the events determined by the Plan Committee as set forth in the Grant.

                           5.5      OPTIONS TRANSFERABLE.  Options granted under
the Plan may be freely transferred or assigned by the Optionee as determined by the Plan Committee.

                  6.       EXERCISE OF OPTIONS.

                           6.1      NOTICE.  Options  may be  exercised  only by
delivery to the Company of a written exercise agreement in a form approved by the Plan Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

                           6.2      PAYMENT.  Payment for the Shares may be made
in cash (by check) or, where approved by the Plan Committee in its sole discretion at the time of grant and where permitted by law: (a) by cancellation of indebtedness of the Company to the Optionee; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by instructing the Company to withhold Shares otherwise issuable pursuant to an exercise of the Option having a Fair Market Value equal to the exercise price of the Option (including the withheld Shares);
(d) by waiver of compensation due or accrued to Optionee for services  rendered;
(e) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (f) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (g) by any combination of the foregoing.

                           6.3      TAXES.  The Company may make such provisions
as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

                           6.4      LIMITATIONS ON EXERCISE. Notwithstanding the
exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                                    (a)     The Plan  Committee  may  specify  a
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

                                    (b)     An Option  shall not be  exercisable
unless such exercise is in compliance with the Securities Act of 1933, as amended (the "1933 Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission ("SEC") or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange, and the Company shall have no liability for any inability or failure to do so.

                           6.5      INFORMATION TO OPTIONEES.  The Company shall
provide to each Optionee a copy of the annual financial statements of the Company prior to such Optionee's exercise of the Option, and to each Optionee annually during the period such Optionee has Options outstanding, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its shareholders; PROVIDED, HOWEVER, the Company shall not be required to provide such financial statements to Optionees whose services in connection with the Company assure them access to equivalent information.

                  7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Plan Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any Option previously granted. The Plan Committee shall have the power to reduce the exercise price of outstanding options.

                  8. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in the Plan.

                  9. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Option granted under the Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause.

                  10. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of

Shares available under the Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Plan Committee or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Plan Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

                  11.      ASSUMPTION OF OPTIONS BY SUCCESSORS.

                           11.1     ASSUMPTION  OR  REPLACEMENT  OF  OPTIONS  BY
SUCCESSOR. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the Options granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Optionees), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption shall be binding on all Optionees. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

                           11.2     EXPIRATION  OF  OPTIONS.  In the event  such
successor corporation, if any, refuses to assume or substitute the Options, as provided above, pursuant to a transaction described in Subsection 11.1(a) above, such Options shall expire on the consummation of such transaction at such time and on such conditions as the Plan Committee shall determine. In the event such successor corporation, if any, refuses to assume or substitute the Options as provided above, pursuant to a transaction described in Subsections 11.1(a), (b),
(c) or (d) above, or there is no successor corporation, and if the Company ceases to exist as a separate corporate entity, then, notwithstanding any contrary terms in the Option Grant, the Options shall expire on a date at least twenty (20) days after the Plan Committee gives written notice to Optionees specifying the terms and conditions of such termination.

                           11.3     OTHER  TREATMENT OF OPTIONS.  Subject to any
greater  rights  granted to Optionees  under the  foregoing  provisions  of this
Section  11, in the event of the  occurrence  of any  transaction  described  in
Section 11.1, any outstanding Options shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                           11.4     ASSUMPTION  OF OPTIONS BY THE  COMPANY.  The
Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under the Plan in substitution of such other company's option, or (b) assuming such option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an option by another company, the terms and conditions of such option shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

                  12. ADOPTION. The Plan shall become effective on the date that it is adopted by the Plan Committee (the "Effective Date"). Upon the Effective Date, the Plan Committee may grant Options pursuant to the Plan.

                  13. ADMINISTRATION. The Plan may be administered by the Plan Committee. The interpretation by the Plan Committee of any of the provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

                  14. TERM OF PLAN. Options may be granted pursuant to the Plan from time to time within a period of ten (10) years after the date on which the Plan is adopted by the Plan Committee.

                  15. AMENDMENT OR TERMINATION OF PLAN. The Plan Committee may at any time terminate or amend the Plan in any respect including (but not limited to) amendment of any form of Grant, exercise agreement or instrument to be executed pursuant to the Plan.

                  16. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

                           16.1     "PARENT" means any  corporation  (other than
the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           16.2     "SUBSIDIARY"  means any  corporation  (other
than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           16.3     "AFFILIATE"   means  any  corporation   that
directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                           16.4     "FAIR  MARKET  VALUE"  shall  mean  the fair
market value of the Shares as determined by the Plan Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the last sale price on the Company's principal exchange or quotation system on the last trading day prior to the date of determination.